Exhibit 10.10
ARDEA BIOSCIENCES, INC.
2004 STOCK INCENTIVE PLAN
(As Amended and Restated Effective February 10, 2006)
(As Amended December 21, 2006)
(As Amended and Restated Effective June 29, 2007)
(As Amended and Restated Effective December 16, 2009)
ARTICLE ONE
GENERAL PROVISIONS
     I. PURPOSE OF THE PLAN
          This 2004 Stock Incentive Plan is intended to promote the interests of Ardea Biosciences, Inc., a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.
          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix or as otherwise defined in the Plan.
     II. STRUCTURE OF THE PLAN
          A. The Plan shall be divided into three separate equity incentive programs:
          1. the Discretionary Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock or stock appreciation rights tied to the value of such Common Stock;
          2. the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units or other share right awards which vest upon the completion of a designated service period or the attainment of pre-established performance milestones, or such shares of Common Stock may be issued through direct purchase or as a bonus for services rendered the Corporation (or any Parent or Subsidiary); and
          3. the Automatic Option Grant Program under which eligible non-Employee Board members will automatically receive option grants at designated intervals over their period of continued Board service.

          B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.
     III. ADMINISTRATION OF THE PLAN
          A. The Board shall serve as the Plan Administrator.
          B. The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding stock options, stock appreciation rights, stock issuances or other stock-based awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any stock option, stock appreciation right, stock issuance or other stock-based award thereunder.
          C. Service as the Plan Administrator shall constitute service as a Board member, and the individuals serving in that capacity shall accordingly be entitled to full indemnification and reimbursement as Board members for their service as Plan Administrator. No individual serving in his or her capacity as Plan Administrator shall be liable for any act or omission made in good faith with respect to the Plan or any stock option, stock appreciation right, stock issuance or other stock-based award made or granted under the Plan.
     IV. ELIGIBILITY
          A. The persons eligible to participate in the Discretionary Grant and Stock Issuance Programs are as follows:
1.	Employees;

2.	non-Employee members of the Board or the board of directors of any Parent or Subsidiary; and

3.	consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).
          B. The Plan Administrator shall have full authority to determine, (i) with respect to the grant of options or stock appreciation rights under the Discretionary Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of a granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option or stock appreciation right is to become exercisable, the vesting schedule (if any) applicable to the option or stock appreciation right and the maximum term for which the option or stock appreciation right is to remain outstanding and (ii) with respect to stock issuances or other stock-based awards under the Stock Issuance Program, which eligible persons are to receive such issuances or awards, the time or times when the issuances or awards are to be made, the number of shares subject to each such issuance or award, the vesting schedule (if any)

applicable to the shares which are the subject of each issuance or award and the consideration for such shares.
          C. The Plan Administrator shall have the absolute discretion either to grant options or stock appreciation rights in accordance with the Discretionary Grant Program or to effect stock issuances and other stock-based awards in accordance with the Stock Issuance Program.
          D. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-Employee Board members on or after the Plan Effective Date, whether through appointment by the Board or election by the Corporation’s stockholders, and (ii) those individuals who continue to serve as non-Employee Board members after the Plan Effective Date. A non-Employee Board member who has previously been an Employee shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-Employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-Employee Board member.
     V. STOCK SUBJECT TO THE PLAN
          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed 2,050,000 shares. Such reserve shall consist of (i) the number of shares estimated to be transferred to this Plan from the Predecessor Plan, including the shares subject to outstanding options under the Predecessor Plan to be transferred to this Plan, upon stockholder approval of the Plan at the 2004 Annual Meeting, (ii) plus an additional increase of approximately 1,200,000 shares.
          B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2005, by an amount equal to five percent of the sum of the following share numbers, calculated as of the last trading day in December of the immediately preceding calendar year: (i) the total number of shares of Common Stock outstanding on that date and (ii) the number of shares of Common Stock into which the outstanding shares of the Corporation’s preferred stock are convertible on that date. In no event shall any such annual increase exceed 2,000,000 shares.
          C. No one person participating in the Plan may receive stock options, stand-alone stock appreciation rights, direct stock issuances (whether vested or unvested) or other stock-based awards (whether in the form of restricted stock units or other share-right awards) for more than an aggregate of 1,000,000 shares of Common Stock per calendar year.
          D. Shares of Common Stock subject to outstanding options (including options transferred to this Plan from the Predecessor Plan) or other awards made under the Plan shall be available for subsequent issuance under the Plan to the extent (i) those options or awards expire or terminate for any reason prior to the issuance of the shares of Common Stock subject to those options or awards or (ii) the awards are cancelled in accordance with the exchange/repricing provisions of Article Two. Unvested shares issued under the Plan and subsequently forfeited or repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance. Should the exercise price of an option under the Plan be paid with shares of Common Stock, then the authorized reserve of Common Stock under the Plan shall be reduced only by the net number of shares issued under the exercised stock option. Should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or stock appreciation right or the issuance of fully-vested shares under the Stock Issuance Program, then the number of shares of Common Stock available for issuance under the Plan shall be reduced only by the net number of shares issued under the exercised stock option or stock appreciation right or the net number of fully-vested shares issued under the Stock Issuance Program. Such withholding shall in effect be treated under the Plan as a cash bonus, payable directly to the applicable taxing authorities on behalf of the individual concerned, in an amount equal to the Fair Market Value of the withheld shares, and not as an issuance and immediate repurchase of those shares.
          E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan; (ii) the maximum number and/or class of securities for which any one person may be granted stock options, stand-alone stock appreciation rights, direct stock issuances and other stock-based awards under the Plan per calendar year; (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-Employee Board members for service on the Board or any Board committee; (iv) the number and/or class of securities and the exercise or base price per share in effect under each outstanding option or stock appreciation right under the Plan; (v) the number and/or class of securities subject to each outstanding restricted stock unit or other stock-based award under the Plan; (vi) the number and/or class of securities and exercise price per share in effect under each outstanding option transferred to this Plan from the Predecessor Plan; and (vii) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section V.B of this Article One. Such adjustments to the outstanding options, stock appreciation rights or other stock-based awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under those options, stock appreciation rights or other stock-based awards. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.
          F. Outstanding awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE TWO
DISCRETIONARY GRANT PROGRAM
     I. OPTION TERMS
          Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to Incentive Options.
     A. Exercise Price.
          1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than 100% of the Fair Market Value per share of Common Stock on the option grant date.
          2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in one or more of the following forms:
               (i) cash or check made payable to the Corporation;
               (ii) shares of Common Stock valued at Fair Market Value on the Exercise Date; or
               (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.
          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.
          B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten years measured from the option grant date.

          C. Effect of Termination of Service.
               1. The following provisions shall govern the exercise of any options granted pursuant to the Discretionary Grant Program that are outstanding at the time of the Optionee’s cessation of Service:
               (i) Any option outstanding at the time of the Optionee’s cessation of Service shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term. However, in the event an Optionee should cease Employee status by reason of Retirement, Permanent Disability or death, any outstanding option granted to such Optionee under the Discretionary Grant Program shall remain exercisable for the remainder of the option term.
               (ii) Any option outstanding at the time of the Optionee’s death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option if a beneficiary or beneficiaries are designated pursuant to Section I.F. of this Article Two.
               (iii) Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options granted under this Article Two, then all options held by the Optionee shall terminate immediately and cease to be outstanding.
               (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which that option is exercisable on the Exercise Date. No additional shares shall vest under the option following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with the Optionee. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.
               2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:
               (i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term; and

               (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.
          D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person has exercised the option, paid the exercise price and become a holder of record of Common Stock.
          E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.
          F. Limited Transferability of Options. During the lifetime of the Optionee, options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee’s death. However, the Plan Administrator may permit an assignment, in whole or in part, during the Optionee’s lifetime, of a Non-Statutory Option, if such assignment is in connection with the Optionee’s estate plan and is to one or more Family Members of the Optionee or to a trust established exclusively for the Optionee and/or one or more such Family Members or is pursuant to a domestic relations order covering the option as marital property. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and the options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.
     II. INCENTIVE OPTIONS
          The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

          A. Eligibility. Incentive Options may only be granted to Employees.
          B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of $100,000.
          To the extent the Employee holds two or more Incentive Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options were granted.
          C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five years measured from the option grant date.
     III. STOCK APPRECIATION RIGHTS
          A. Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights in accordance with this Section III to selected Optionees or other individuals eligible to participate in the Discretionary Grant Program.
          B. Types. Three types of stock appreciation rights shall be authorized for issuance under this Section III: (i) tandem stock appreciation rights (“Tandem Rights”), (ii) stand-alone stock appreciation rights (“Stand-alone Rights”) and (iii) limited stock appreciation rights (“Limited Rights”).
          C. Tandem Rights. The following terms and conditions shall govern the grant and exercise of Tandem Rights.
               1. One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.
               2. No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section III may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

               3. If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten years after the date of the option grant.
          D. Stand-Alone Rights. The following terms and conditions shall govern the grant and exercise of Stand-alone Rights:
               1. One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Stand-alone Right not tied to any underlying option under this Discretionary Grant Program. The Stand-alone Right shall relate to a specified number of shares of Common Stock at a specified base price and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Stand-alone Right have a maximum term in excess of ten years measured from the grant date. Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.
               2. The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date. In the event outstanding Stand-alone Rights are to be assumed in connection with a Change in Control or otherwise continued in effect, the shares of Common Stock underlying each such Stand-alone Right shall be adjusted immediately after such Change in Control so as to apply to the number and class of securities into which those shares of Common Stock would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments to reflect such Change in Control shall also be made to the base price per share in effect under each outstanding Stand-alone Right, provided the aggregate base price shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Stand-alone Rights under the Discretionary Grant Program, substitute, for the securities underlying those assumed rights, one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Change in Control.
               3. Stand-alone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options and may not be transferred during the holder’s lifetime, except if such assignment is in connection with the holder’s estate plan and is to one or more Family Members of the holder or to a trust established for the holder and/or one or more such Family Members or pursuant to a domestic relations order covering the Stand-alone Right as marital property. In addition, one or more beneficiaries may be designated for an outstanding

Stand-alone Right in accordance with substantially the same terms and provisions as set forth in Section I.F of this Article Two.
               4. The distribution with respect to an exercised Stand-alone Right may be made in shares of Common Stock valued at Fair Market Value on the exercise date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.
               5. The holder of a Stand-alone Right shall have no stockholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of the shares of Common Stock issued upon the exercise of such Stand-alone Right.
          E. Limited Rights. The following terms and conditions shall govern the grant and exercise of Limited Rights:
               1. One or more Section 16 Insiders may, in the Plan Administrator’s sole discretion, be granted Limited Rights with respect to their outstanding options under this Article Two.
               2. Upon the occurrence of a Hostile Tender-Offer, the Section 16 Insider shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Tender-Offer) to surrender each option with such a Limited Right to the Corporation. The Section 16 Insider shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Tender-Offer Price of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for those vested shares. Such cash distribution shall be made within five days following the option surrender date.
               3. The Plan Administrator shall pre-approve, at the time such Limited Right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section III. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.
          F. Post-Service Exercise. The provisions governing the exercise of Tandem, Stand-alone and Limited Stock Appreciation Rights following the cessation of the recipient’s Service shall be substantially the same as those set forth in Section I.C of this Article Two for the options granted under the Discretionary Grant Program.
          G. Net Counting. Upon the exercise of any Tandem, Stand-alone or Limited Right under this Section III, the share reserve under Section V of Article One shall only be reduced by the net number of shares actually issued by the Corporation upon such exercise, and not by the gross number of shares as to which such Tandem, Stand-alone or Limited Right is exercised. Accordingly, upon the exercise of any such stock appreciation right, the number of shares available for issuance under the Plan shall increase by the amount by which the shares subject to that exercised stock appreciation right exceeds the number of shares actually issued in connection with the exercise.
     IV. CHANGE IN CONTROL/HOSTILE TAKE-OVER
          A. In the event of a Change in Control, each outstanding option or stock appreciation right under the Discretionary Grant Program shall automatically accelerate so that each such option or stock appreciation right shall, immediately prior to the effective date of that Change in Control, become exercisable as to all the shares of Common Stock at the time subject to such option or stock appreciation right and may be exercised as to any or all of those shares as fully vested shares of Common Stock. However, except as otherwise provided in Section IV.B of this Article Two, an outstanding option or stock appreciation right shall not become exercisable on such an accelerated basis if and to the extent: (i) such option or stock appreciation right is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control or (ii) such option or stock appreciation right is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares as to which the option or stock appreciation right is not otherwise at that time exercisable and provides for subsequent payout of that spread in accordance with the same exercise/vesting schedule applicable to those shares or (iii) the acceleration of such option or stock appreciation right is subject to other limitations imposed by the Plan Administrator at the time of the grant.
          B. Notwithstanding Section IV.A of this Article Two, the following special vesting acceleration provisions shall be in effect for all options and stock appreciation rights granted under the Discretionary Grant Program:
          1. Each outstanding option or stock appreciation right under this Discretionary Grant Program which is at the time held by a then current Employee shall, immediately prior to the effective date of a Change in Control, automatically vest and become exercisable as to 50% of the total number of unvested shares of Common Stock at the time subject to such outstanding option or stock appreciation right, and each such option or stock appreciation right may accordingly be exercised as to any or all of those accelerated shares as fully vested shares of Common Stock.
          2. Should an Executive’s Service terminate by reason of an Involuntary Termination within 3 months before or within 13 months following a Change in Control, then each outstanding option or stock appreciation right under this Discretionary Grant Program held by that Executive shall immediately vest and become exercisable as to all the securities at the time subject to such outstanding option or stock appreciation right, and each such option or stock appreciation right may be exercised as to any or all of those securities as fully-vested shares.
          3. Each outstanding option or stock appreciation right under this Discretionary Grant Program which is at the time held by a then current non-Employee Board member shall, immediately prior to the effective date of a Change in Control, automatically vest and become exercisable as to all the unvested shares of Common

Stock at the time subject to such outstanding option or stock appreciation right, and each such option or stock appreciation right may accordingly be exercised for any or all of those shares as fully vested shares of Common Stock.
          C. All outstanding repurchase rights under the Discretionary Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of a Change in Control, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.
          D. Immediately following the consummation of the Change in Control, all outstanding options or stock appreciation rights under the Discretionary Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control.
          E. Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, stand-alone stock appreciation rights, direct stock issuances and other stock-based awards under the Plan per calendar year and (iv) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding options under the Discretionary Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.
          F. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options or stock appreciation rights under the Discretionary Grant Program so that those options or stock appreciation rights shall, immediately prior to the effective date of a Change in Control, become exercisable as to all the shares of Common Stock at the time subject to those options or stock appreciation rights and may be exercised as to any or all of those shares as fully vested shares of Common Stock, whether or not those options or stock appreciation rights are to be assumed in the Change in Control or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall immediately terminate upon the consummation of the Change in Control, and the shares subject to those terminated rights shall thereupon vest in full.
          G. The Plan Administrator shall have full power and authority to structure one or more outstanding options or stock appreciation rights under the Discretionary Grant Program so that those options or stock appreciation rights shall become exercisable as to all the shares of Common Stock at the time subject to those options or stock appreciation rights in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period following the effective date of a Change in Control in which those options or stock appreciation rights do not otherwise fully accelerate. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.
          H. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options or stock appreciation rights under the Discretionary Grant Program so that those options or stock appreciation rights shall, immediately prior to the effective date of a Hostile Take-Over, become exercisable as to all the shares of Common Stock at the time subject to those options or stock appreciation rights and may be exercised as to any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall terminate automatically upon the consummation of such Hostile Take-Over, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options or stock appreciation rights under the Discretionary Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the subsequent termination of the Optionee’s Service by reason of an Involuntary Termination within a designated period following the effective date of such Hostile Take-Over.
          I. The portion of any Incentive Option accelerated in connection with a Change in Control or Hostile Take-Over shall remain exercisable as an Incentive Option only to the extent the applicable $100,000 limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.
          J. Notwithstanding anything to the contrary set forth herein, any stock appreciation rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such stock appreciation rights will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the agreement evidencing such stock appreciation right. For example, such restrictions may include, without limitation, a requirement that a stock appreciation right that is to be paid wholly or partly in cash must be exercised and paid in accordance with a fixed pre-determined schedule.

     V. EXCHANGE/REPRICING PROGRAMS
          A. The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected holders but without any requirement for stockholder approval, the cancellation of any or all outstanding options or stock appreciation rights under the Discretionary Grant Program (including outstanding options transferred from the Predecessor Plan) and to grant in exchange one or more of the following: (i) new options or stock appreciation rights covering the same or a different number of shares of Common Stock but with an exercise or base price per share not less than the Fair Market Value per share of Common Stock on the new grant date or (ii) cash or shares of Common Stock, whether vested or unvested, equal in value to the value of the cancelled options or stock appreciation rights.
          B. The Plan Administrator shall also have the authority, exercisable at any time and from time to time, with the consent of the affected holders but without any requirement for stockholder approval, to reduce the exercise or base price of one or more outstanding options or stock appreciation rights to the then current Fair Market Value per share of Common Stock or issue new options or stock appreciation rights with a lower exercise or base price in immediate cancellation of outstanding options or stock appreciation rights with a higher exercise or base price.
ARTICLE THREE
STOCK ISSUANCE PROGRAM
     I. STOCK ISSUANCE TERMS
          Shares of Common Stock may be issued under the Stock Issuance Program, either as vested or unvested shares, through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement that complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards or restricted stock units which entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units.
          A. Issue Price.
               1. The issue price per share shall be fixed by the Plan Administrator, but shall not be less than 100% of the Fair Market Value per share of Common Stock on the issuance date.
               2. Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:
               (i) cash or check made payable to the Corporation;

               (ii) past services rendered to the Corporation (or any Parent or Subsidiary); or
               (iii) any other valid consideration under the Delaware General Corporation Law.
          B. Vesting Provisions.
               1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon the attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into each Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards or restricted stock units which entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation) a deferred distribution date following the termination of the Participant’s Service. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an Employee. The Board is authorized to make deferrals of awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Employment or Retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
               2. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more stock issuances or restricted stock unit or share right awards so that the shares of Common Stock subject to those issuances or awards shall vest (or vest and become issuable) upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (i) return on total stockholder equity; (ii) earnings per share of Common Stock; (iii) net income (before or after taxes); (iv) earnings before interest, taxes, depreciation and amortization; (v) sales or revenue targets; (vi) return on assets, capital or investment; (vii) cash flow: (viii) market share; (ix) cost reduction goals; (x) budget comparisons; (xi) measures of customer satisfaction; (xii) any combination of, or a specified increase in, any of the foregoing; (xiii) implementation or completion of projects or processes strategic or critical to the Corporation’s business operations; (xiv) achievement of advances in research; (xv) new product development; (xvi) development of products to pre-clinical phase; (xvii) commencement, advancement or completion of clinical trials for a product; (xviii) FDA or other regulatory body approval for commercialization of products; and (xix) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions intended to enhance the Corporation’s revenue or profitability or expand its customer base. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any Parent or

Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned.
               3. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.
               4. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to a restricted stock unit or share right award until that award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding restricted stock unit or share right awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.
               5. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.
               6. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares which were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m).
               7. Outstanding share right awards or restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards or units, if the performance goals or Service requirements established for such awards or units are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding share right awards or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied. However, no vesting requirements tied to the attainment of performance goals may be waived with respect to awards or units which were intended, at the time those awards or units were granted, to qualify as performance-based compensation under Code Section 162(m).
          C. Compliance with Section 409A of the Code.
          Notwithstanding anything to the contrary set forth herein, any restricted stock unit granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such restricted stock unit award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the agreement evidencing such restricted stock unit. For example, such restrictions may include, without limitation, a requirement that any Common Stock that is to be issued in a year following the year in which the restricted stock unit vests must be issued in accordance with a fixed pre-determined schedule.
     II. CHANGE IN CONTROL/HOSTILE TAKE-OVER
          A. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.
          B. Each outstanding restricted stock unit or share right award assumed in connection with a Change in Control or otherwise continued in effect shall be adjusted immediately after the consummation of that Change in Control so as to apply to the number and class of securities into which the shares of Common Stock subject to the award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time.
          C. The Plan Administrator shall have the discretionary authority to structure one or more unvested stock issuances or one or more restricted stock unit or other share right awards under the Stock Issuance Program so that the shares of Common Stock subject to those issuances or awards shall automatically vest (or vest and become issuable) in whole or in part immediately upon the occurrence of a Change in Control or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period following the effective date of the Change in Control.
          D. The Plan Administrator shall also have the discretionary authority to structure one or more unvested stock issuances or one or more restricted stock unit or other share right awards under the Stock Issuance Program so that the shares of Common Stock subject to those issuances or awards shall automatically vest (or vest and become issuable) in whole or in part immediately upon the occurrence of a Hostile Take-Over or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period following the effective date of that Hostile Take-Over.
          E. The Plan Administrator’s authority under Paragraphs C and D of this Section II shall also extend to any stock issuances, restricted stock units or other share right awards intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those issuances, units or awards pursuant to Paragraph C or D of this Section II may result in their loss of performance-based status under Code Section 162(m).
ARTICLE FOUR
AUTOMATIC OPTION GRANT PROGRAM
     I. OPTION TERMS
          A. Automatic Grants. Option grants shall be made pursuant to the Automatic Option Grant Program in effect under this Plan as follows:
               Initial Grant: Each individual who is first elected or appointed as a non-Employee Board member at any time on or after the Plan Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 25,000 shares of Common Stock, provided that individual has not previously been an Employee.
               Annual Grants:
               1. On February 13, 2006, each individual serving as a non-Employee Board member on such date shall receive an automatic option grant for 12,500 shares of Common Stock.
               2. On the first trading day in January each year, beginning with the 2007 calendar year, each individual serving as a non-Employee Board member on such grant date shall receive an automatic option grant for 12,500 shares of Common Stock.
               3. There shall be no limit on the number of such annual 12,500-share option grants any one continuing non-Employee Board member may receive over his or her period of Board or Board committee service, and non-Employee Board members who have previously been Employees or who have otherwise received one or more stock option grants from the Corporation prior to the Plan Effective Date shall be eligible to receive one or more such annual option grants over their period of continued Board service.

     B. Exercise Price.
               1. The exercise price per share shall be equal to 100% of the Fair Market Value per share of Common Stock on the option grant date.
               2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Grant Program as set forth in Section I.A.2 of Article Two. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.
          C. Option Term. Each option shall have a maximum term of ten years measured from the option grant date, subject to earlier termination following the Optionee’s cessation of Board and/or Board committee service.
          D. Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any unvested shares purchased under the option shall be subject to repurchase by the Corporation, at the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase, upon the Optionee’s cessation of Board and/or Board committee service prior to vesting in those shares. The shares subject to each initial 25,000-share grant shall vest, and the Corporation’s repurchase right shall lapse, in a series of 36 successive equal monthly installments upon the Optionee’s completion of each month of service as a Board member over the three -year period measured from the option grant date. The shares subject to each annual option grant made to a non-Employee Board member for his or her continued Board or Board committee service shall vest, and the Corporation’s repurchase right shall lapse, in one installment upon the Optionee’s completion of one year of Board service measured from the grant date. Each Prorated Committee Grant shall vest in one installment on the first trading day in January of the year following the year in which the Pro-rated Committee Grant was made and the Corporation’s right of repurchase shall lapse with respect to the shares subject to any such Pro-rated Committee Grant on such date.
          E. Limited Transferability of Options. Each option under this Article Four may be assigned in whole or in part during the Optionee’s lifetime to one or more of his or her Family Members or to a trust established exclusively for the Optionee and/or one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Four pursuant to Section I.F. of Article Two, and the options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.
          F. Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:
          1. The Optionee (or, in the event of Optionee’s death while holding the option, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or the designated beneficiary or beneficiaries of such option) shall have a 12-month period following the date of such cessation of Board service in which to exercise such option. However, should the Optionee cease Board service by reason of Retirement, Permanent Disability or death, the option will remain exercisable for the balance of the option term.
          2. During the applicable post-Board service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee’s cessation of Board service.
          3. Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the remainder of the option term, be exercised for any or all of those shares as fully vested shares of Common Stock.
          4. In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the applicable post-Board service exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.
II.	CHANGE IN CONTROL/HOSTILE TAKE-OVER/HOSTILE TENDER-OFFER
          A. In the event of a Change in Control while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under this Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Change in Control, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation

(or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control.
          B. In the event of a Hostile Take-Over while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under this Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Hostile Take-Over, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Each such option shall remain exercisable for such fully vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Tender-Offer.
          C. All outstanding repurchase rights under this Automatic Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control or Hostile Take-Over.
          D. Upon the occurrence of a Hostile Tender-Offer while the Optionee remains a Board member, such Optionee shall have a 30-day period in which to surrender to the Corporation each of his or her outstanding options under this Automatic Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Tender-Offer Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.
          E. Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options under the Automatic Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.
     III. REMAINING TERMS
          The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Grant Program.

ARTICLE FIVE
MISCELLANEOUS
     I. TAX WITHHOLDING
          A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or stock appreciation rights or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.
          B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options (other than the options granted under the Automatic Option Grant Program), stock appreciation rights, restricted stock units or any other share right awards pursuant to which vested shares of Common Stock are to be issued under the Plan and any or all Participants to whom vested or unvested shares of Common Stock are issued in a direct issuance under the Stock Issuance Program with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or stock appreciation rights, the issuance to them of vested shares or the subsequent vesting of unvested shares issued to them. Such right may be provided to any such holder in either or both of the following formats:
               Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or stock appreciation right or upon the issuance of fully-vested shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed 100%) designated by the holder. The shares of Common Stock so withheld shall not reduce the number of shares of Common Stock authorized for issuance under the Plan under Section V of Article One.
               Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option or stock appreciation right is exercised, the vested shares are issued or the unvested shares subsequently vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the exercise, share issuance or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed 100%) designated by the holder. The shares of Common Stock so delivered shall not be added to the shares of Common Stock authorized for issuance under the Plan under Section V of Article One.
     II. ASSUMPTION OR SUBSTITUTION OF OPTIONS
          A. The shares of Common Stock reserved for issuance under the Plan may, in the sole discretion of the Plan Administrator, be used to fund one or more shares of Common Stock issuable upon the exercise of (i) any Code Section 422 incentive stock option originally granted by a corporation or other entity acquired by the Corporation (or any Parent or Subsidiary), whether by merger or asset or stock sale, and assumed by the Corporation in connection with that acquisition or (ii) any Incentive Option granted under this Plan in substitution for such incentive stock option of the acquired entity. Any such assumption or substitution of options shall not be deemed to contravene the option exercise price requirements of Section I.A of Article Two, even if the exercise price per share of Common Stock under the assumed or substituted option is less than 100% of the Fair Market Value per share of Common Stock on the date such assumption or substitution is effected, provided all of the following requirements are satisfied:
          1. The excess of the aggregate Fair Market Value of the shares of Common Stock subject to the assumed or substituted option immediately after the assumption or substitution over the aggregate exercise price in effect for those shares is not greater than the excess of the aggregate Fair Market Value of the shares of stock subject to the option immediately prior to such assumption or substitution over the aggregate exercise price payable for those shares.
          2. The ratio of the exercise price to the Fair Market Value per share of Common Stock subject to the assumed or substituted option immediately after such assumption or substitution is no more favorable to the Optionee than the ratio of the exercise price to the Fair Market Value per share immediately prior to such assumption or substitution.
          3. The assumed or substituted option does not provide the Optionee with any additional benefits the Optionee did not otherwise have under the option immediately prior to the assumption or substitution.
          4. In the case of a substitution, the option granted by the acquired entity must be cancelled at the time of such substitution, and the Optionee must have no further rights under that cancelled option.
     III. SHARE ESCROW/LEGENDS
          Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.
     IV. EFFECTIVE DATE AND TERM OF THE PLAN
          A. The Plan became effective on the Plan Effective Date, and was approved by the stockholders at the 2004 Annual Meeting.
          B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or stock issuances shall be made under the Predecessor Plan following the 2004 Annual Meeting. All options outstanding under the Predecessor Plan at the time of the 2004 Annual Meeting were transferred to the Plan and shall be treated as outstanding options under the Plan. However, each outstanding option so transferred shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such transferred options with respect to their acquisition of shares of Common Stock.

          C. The Plan was amended and restated effective February 10, 2006 to effect the following changes to the Automatic Option Grant Program: (i) increase the number of shares of Common Stock subject to each annual option grant under the Automatic Option Grant Program from 10,000 shares to 12,500 shares, and for the 2006 year only, change the grant date of such annual option grant and (ii) eliminate option grants awarded to Board members who serve as members of a Board committee. In addition, effective February 10, 2006, the Plan was amended and restated to (i) amend the definition of Fair Market Value and (ii) establish the Board as the Plan Administrator.
          D. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Changes in Control and Hostile Take-Overs, may, in the Plan Administrator’s discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.
          E. The Plan shall terminate upon the earliest to occur of (i) March 1, 2014, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding options, stock appreciation rights, restricted stock units and other share right awards in connection with a Change in Control. Should the Plan terminate on March 1, 2014, then all option grants, stock appreciation rights, unvested stock issuances, restricted stock units and other share right awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants, issuances or awards.
     V. AMENDMENT OF THE PLAN
          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options, stock appreciation rights, unvested stock issuances or other stock-based awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, amendments to the Plan will be subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which the Common Stock is at the time primarily traded. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without the affected Optionee’s or Participant’s consent, the Board may amend the terms of any one or more options, stock appreciation rights and/or stock-based awards if necessary to bring the awards into compliance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Plan Effective Date.
          B. Options and stock appreciation rights may be granted under the Discretionary Grant Program and stock-based awards may be made under the Stock Issuance Program that in each instance involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those grants or awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased either by (i) the automatic annual share increase provisions of Section V.B. of Article One or (ii) the stockholder approval of an amendment of the Plan sufficiently increasing the share reserve. If stockholder approval is required and is not obtained within 12 months after the date the first excess grant or award made against such contingent increase, then any options, stock appreciation rights or other stock-based awards granted on the basis of such excess shares shall terminate and cease to be outstanding.
          C. To the extent that the Board determines that any award granted under the Plan is subject to Section 409A of the Code, the agreement evidencing such award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and award agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Plan Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Plan Effective Date the Board determines that any award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the award, or (ii) comply with the requirements of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Plan Effective Date.
     VI. USE OF PROCEEDS
          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.
     VII. REGULATORY APPROVALS
          A. The implementation of the Plan, the granting of any stock option, stock appreciation right or other stock-based award under the Plan and the issuance of any shares of Common Stock (i) upon the exercise or vesting of any granted option, stock appreciation right or other stock-based award or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.
          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange on which Common Stock is then listed for trading.

     VIII. NO EMPLOYMENT/SERVICE RIGHTS
          Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause or Misconduct.

APPENDIX
          The following definitions shall be in effect under the Plan:
          A. Automatic Option Grant Program shall mean the automatic option grant program in effect under Article Four of the Plan.
          B. Board shall mean the Corporation’s Board of Directors.
          C. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:
          1. a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction,
          2. a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets, or
          3. the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than 50% of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders.
          D. Code shall mean the Internal Revenue Code of 1986, as amended.
          E. Common Stock shall mean the Corporation’s common stock.
          F. Corporation shall mean Ardea Biosciences, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Ardea Biosciences, Inc. which has by appropriate action assumed the Plan.

Appendix-1

          G. Discretionary Grant Program shall mean the discretionary grant program in effect under Article Two of the Plan pursuant to which stock options and stock appreciation rights may be granted to one or more eligible individuals.
          H. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
          I. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.
          J. Executive shall mean any Employee of the Corporation who, immediately prior to the closing of a Change in Control, holds the title of vice president or higher.
          K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
          1. If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
          2. If the Common Stock is at the time quoted on a national or regional securities exchange or market system (including over-the-counter markets) determined by the Plan Administrator to be the primary market for the Common Stock, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is officially reported by such exchange or market system. If there is no closing selling price for the Common stock on the date in question, then the Fair Market Value shall be the closing selling price of a share of Common Stock on the last preceding date for which such quotation exists.
          3. If the Fair Market Value of the Common Stock cannot be determined in accordance with the provisions of (i) or (ii) above, then the Fair Market Value shall be determined in a manner prescribed by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.
          L. Family Member means, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, bother-in-law or sister-in-law.

Appendix-2

          M. Hostile Take-Over shall mean a change in ownership or control of the Corporation effected through either of the following transactions:
          1. a change in the composition of the Board over a period of 36 consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination, or
          2. a Hostile Tender-Offer.
          N. Hostile Tender-Offer shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than 20% of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.
          O. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.
          P. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:
          1. such individual’s involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than Misconduct, or
          2. such individual’s voluntary resignation following (A) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than 15% or (C) a relocation of such individual’s place of employment by more than 50 miles, provided and only if such change, reduction or relocation is effected by the Corporation (or any Parent or Subsidiary) without the individual’s consent.
          Q. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of

Appendix-3

the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.
          R. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.
          S. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.
          T. Optionee shall mean any person to whom an option is granted under the Discretionary Grant Program or Automatic Option Grant Program.
          U. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          V. Participant shall mean any person who is issued shares of Common Stock or restricted stock units or other stock-based awards under the Stock Issuance Program.
          W. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of 12 months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-Employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of 12 months or more.
          X. Plan shall mean the Corporation’s 2004 Stock Incentive Plan, as set forth in this document.
          Y. Plan Administrator shall mean the Board acting in its administrative capacity under the Plan.
          Z. Plan Effective Date shall mean the March 2, 2004 date on which the Plan was adopted by the Board, subject to stockholder approval at the 2004 Annual Meeting.
          AA. Predecessor Plan shall mean the Corporation’s 2000 Equity Incentive Plan in effect immediately prior to the 2004 Annual Stockholders Meeting.
          BB. Retirement shall mean the termination of Employee status after the later of (i) the completion of five years of Service in Employee status or (ii) attainment of age 55. For purposes of any options granted under the Automatic Option Grant Program, Retirement shall mean the cessation of Board service after the later of (i) the completion of five years of Board service or (ii) attainment of age 55.

Appendix-4

          CC. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.
          DD. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-Employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that for a leave which exceeds 90 days, Service shall be deemed, for purposes of determining the period within which any outstanding option held by the Optionee in question may be exercised as an Incentive Option, to cease on the 91st day of such leave, unless the right of that Optionee to return to Service following such leave is guaranteed by law or statute. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator, no Service credit shall be given for vesting purposes for any period the Optionee or Participant is on a leave of absence.
          EE. Stock Exchange shall mean either the American Stock Exchange, the New York Stock Exchange or the NASDAQ Stock Market LLC.
          FF. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.
          GG. Stock Issuance Program shall mean the stock issuance program in effect under Article Three of the Plan.
          HH. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          II. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).
          JJ. Tender-Offer Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Tender-Offer or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Tender-Offer. However, if the surrendered option is an Incentive Option, the Tender-Offer Price shall not exceed the clause (i) price per share.
          KK. Withholding Taxes shall mean the applicable income and employment withholding taxes to which the holder of an option or stock appreciation right or shares of Common Stock under the Plan may become subject in connection with the grant or exercise of those options or stock appreciation rights or the issuance or vesting of those shares.

Appendix-5